Exhibit 10.5

NOTICE OF EXERCISE

To:	TUDOU HOLDINGS LIMITED (the “Company”)

The undersigned hereby elects to purchase Column A Series E Preferred Shares pursuant to the terms of the attached Warrant (the “Warrant”) immediately prior to the closing of the IPO (as defined in the Warrant) of the Company. Payment of the Exercise Price (as defined in the Warrant) required under the Warrant accompanies this notice or herewith tenders payment by wire transfer to an account previously designated by the Company.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Column B

By:	/s/ Column C
Name:	Column C
Title:	Column D
Address:	Column E

Attachment:

TUDOU HOLDINGS LIMITED

WARRANT TO PURCHASE SERIES E OR SERIES D PREFERRED SHARES

	Column A	Column B	Column C	Column D	Column E
1	923,088	GGV II Delaware L.L.C. By Granite Global Ventures II L.P. Its Member By Granite Globla Ventures II L.L.C., Its General Partner	Hany Nada	Managing Director	2494 Sand Hill Road Suite 100 Menlo Park, CA 94025 USA

2	923,088	CRESCENT PEAK II LIMITED	David Hand	Director	c/o one Temasek Avenue Millenia Tower #20-01 Singapore 039192

3	369,235	IDG Technology Venture Investment IV, L.P.	Hugo Shong	Authorized Signatory	N/A

4	395,660	GENERAL CATALYST GROUP IV, L.P. By: General Catalyst Partners IV, L.P. its General Partner By: General Catalyst GP IV, LLC its General Partner	David J. Orfao	Managing Member	N/A

5	10,497	GC ENTREPRENEURS FUND IV, L.P. By: General Catalyst Partners IV, L.P. its General Partner By: General Catalyst GP IV, LLC its General Partner	David J. Orfao	Managing Member	N/A

6	6,461,617	Sennett Investments (Mauritius) Pte Ltd.	Juliet TEO JS	Authorized Signatory	60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 c/o IMM, Les Cascades Building Edith Cavell Street Port Louis, Mauritius